UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2009

NEW YORK COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31565	06-1377322
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

615 Merrick Avenue, Westbury, New York 11590
 (Address of principal executive offices)

(516) 683-4100
(Registrant's telephone number, including area code)

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On August 24, 2009, New York Community Bancorp, Inc. (the “Company”) announced that it will issue 3.4144 shares of its common stock (the “Exchange Ratio”) for each unit of its Bifurcated Option Note Unit SecuritiESSM (“BONUSES units”) that is tendered, not withdrawn, and accepted in accordance with the terms of its offer (the “Exchange Offer”) to exchange shares of its common stock for its BONUSES units, as announced on July 29, 2009.  The Exchange Ratio was determined by adding (i) 2.4953 common shares, and (ii) 0.9191 common shares, with the latter number having been determined by dividing $10.00 by $10.88, which was the average of the daily volume-weighted average price (the “VWAP”) of the Company’s common shares during the five consecutive trading days ending on August 21, 2009.

The Exchange Offer is currently scheduled to expire at 11:59 p.m., New York City Time on Tuesday, August 25, 2009, unless extended or earlier terminated by the Company.  If extended, the Company would calculate a new Exchange Ratio based on a pricing period ending on the second trading date immediately preceding the new expiration date.

A copy of the press release announcing the Exchange Ratio is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2009	NEW YORK COMMUNITY BANCORP, INC.

/s/ Ilene A. Angarola
Ilene A. Angarola
Executive Vice President
and Director, Investor Relations

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated August 24, 2009.